EXHIBIT 23.08

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in the Registration Statement of Whitney Information Network, Inc., on Form S-1, of our report dated February 7, 2003 on the financial statements of Whitney Information Network, Inc. appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to us under the headings “Selected Consolidated Financial Data” and “Experts” in such Prospectus.

/s/    Ehrhardt, Keefe, Steiner & Hoffman PC

Ehrhardt, Keefe, Steiner & Hoffman PC

May 27, 2003

Denver, Colorado